Exhibit 99.1

Rochester Medical Corporation 2009 Annual Meeting

Forward Looking Statements This presentation contains forward-looking statements that involve risks and uncertainties, including the uncertainty of estimated revenues and profits, as well as the uncertainty of market acceptance of new product introductions, the uncertainty of gaining new strategic relationships or locating and capitalizing on strategic opportunities, the uncertainty of timing of private label sales revenues (particularly international customers), FDA and other regulatory review and response times, and other risk factors listed from time to time in the Company's SEC reports and filings, including, without limitation, the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended September 30, 2008.

Outline Corporate Overview Markets Products Financial Highlights Opportunities Potential FemSoft Opportunity Q&A

Company Facts Develop, Manufacture and Sell Disposable Incontinence and Bladder Drainage Devices Three Major Product Categories-Soon to be Four Rochester Medical Brand Sold in Over 75 Countries Focus on North America and Europe Private Label Sales to Major Medical Device Companies 28 Acres, Stewartville, Minnesota 270 Employees and growing Numerous Patents Award Winning Technology Fortune FSB100 Fastest Growing Companies #16

Sales -Brand Focused Growth Private Label "Stability" F03 F04 F05 F06 F07 F08 RM Branded 6291000 6551000 7351000 10797000 19226000 23848000 Private Label 3081627 2427665 8591000 10834000 13437000 11344000

Market Opportunity - Today Products/Markets U.S. U.K. Rest of Europe Total Male External Catheter $50 $18 $60 $128 Intermittent $70 $100 $300 $470 Foley/Urological Catheter $400 $50 $70 $520 TOTALS $520 $168 $430 $1,118 ($ in millions) Extended Care Extended Care AcuteCare

Market Opportunity -Future Products/Markets U.S. U.K. Rest of Europe Total Male External Catheter $50 $18 $60 $128 Intermittent $400 $100 $300 $800 Foley/Urological Catheter $400 $50 $70 $520 TOTALS $520 $168 $430 $1,448 ($ in millions) Extended Care Extended Care AcuteCare

Product Superiority MEC (male external catheters) MEC (male external catheters) MEC (male external catheters)

Product Superiority MEC (male external catheters) All Silicone - non-latex Breathable Odorless Proven Quality Largest Global Manufacturer 4 Distinct models Generational Product Improvement in R&D Pipeline

Product Superiority Intermittent Catheters-Magic3TM Intermittent Catheters-Magic3TM Intermittent Catheters-Magic3TM

Product Superiority Intermittent Catheters The only 100% Silicone Intermittent- non-PVC Softness Eyes No leachables No Disposal issues Proprietary Hydrophilic technology The only Intermittent Antibacterial technology The only Silicone / Hydro / Antibacterial combination Major product enhancement just launched * Global cross-licensing agreement with Coloplast

Product Superiority Foley Catheters Foley Catheters Foley Catheters

Coming Soon

Product Superiority Foley Catheters All Silicone - non-latex Patented integrated balloon system Patented drug elution infection control system The only Foley catheter Indicated for infection control The only Foley catheter clinically proven to significantly reduce infection versus silicone control catheter Broad spectrum kill - approximately 80% of uropathogens Largest worldwide manufacturer of silicone Foleys Full range of kits and trays Significant improvements to be introduced in April 09 * Major NHS UK Study underway - Silver vs. Nitrofurazone

Domestic Sales - Rochester Medical(r) Brand Field Organization Rochester Extensive Provider Distribution Network Effective, well positioned Sales Force Capable, Aggressive and Creative Extended and Acute Care Focus Rochester Medical Brand Only Expect Solid Growth ROCM Homecare Personnel ROCM Sales Personnel Customer Service Center Distributor

Domestic Sales Selling MECs Valuable, Non-strategic Business Serviced by Centralized Personnel U.S. Private Label Customers

UK Sales Territories Scotland 1 Scotland 2 (part time) North North West South West South North East East Anglia North Thames West Midlands Location of nurses

International Sales Selling our MECs and Foleys Private Label Customers

Financials Sales F2008 $35.2M...68% Branded Annualized Branded Growth 25-30% Q1-09 $8.4 Margin Near 50% 60% Achievable with volume growth Currently pressured by exchange rates Operating Expenses Major investment in sales and marketing infrastructure Fairly flat in the near term Favorable impact from exchange rates Net Income Gross profits being reinvested for growth Balance Sheet Strong, little debt and $35M cash (mostly invested in T-bills)

Opportunities 3 current Major branded growth initiatives UK market (all 3 product lines) Expansion to mainland initiated Hydrosil Discreet (Magic Technology) just introduced US Acute Care market GPO contracts New Reimbursement guidelines Infection Control Focus New Product Enhancements in April 2009 Significant evaluations underway and scheduled to begin US Intermittent Market New Reimbursement guidelines Infection Control Focus Strong Balance sheet Still actively searching for accretive acquisition targets Organization has been built up for substantial growth with stable cost structure Increased Gross Profit should become pre-tax profit * Potential Emerging New FemSoft(r) Opportunity

Intermittent Catheter Reimbursement Change- 200/mo. instead of 4/mo. Change is creating opportunity for National DTC approach for incontinence devices-similar to Diabetic Supplies and "Scooter" Ads. DTC campaign has begun but is off to a slower than expected start DTC aproach potentially opens up significant FEMSOFT Opportunities New Direct to Consumer (DTC) Market Dynamics

FemSoft(r)

U.S. Theoretical FemSoft Potential 12,000,000 Incontinent Females 5% Penetration = 600,000 Users At Current Reimbursement Assuming 2 devices per day = $937,320,000 Rochester Medical = $468,660,000 Engaged in Preliminary Discussion with Distributors for possible National Campaign * Also working toward U.K. Introduction

Summary Excellent Opportunities Rochester Medical in strong position to achieve success Superior, advanced products and technology New market dynamics (reimbursement policies) New focus on infection control Core structure in place Magic Intermittents just introduced worldwide New Enhanced Foley intro in April 09 Additional RD underway Possible Major new DTC potential...FemSoft(r)

Forward Looking Statements This presentation contains forward-looking statements that involve risks and uncertainties, including the uncertainty of estimated revenues and profits, as well as the uncertainty of market acceptance of new product introductions, the uncertainty of gaining new strategic relationships or locating and capitalizing on strategic opportunities, the uncertainty of timing of private label sales revenues (particularly international customers), FDA and other regulatory review and response times, and other risk factors listed from time to time in the Company's SEC reports and filings, including, without limitation, the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended September 30, 2008.

Rochester Medical Corporation